Exhibit 10.1
MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is entered into as of the 5th day of June, 2006, by and between Hawk Precious Minerals Inc. (“Hawk”) and Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Company”).

WHEREAS, the Company and Hawk wish to enter into an agreement providing for the rendering by Hawk of management services in the future to the Company.

FURTHERMORE, the Company acknowledges that H. Vance White is an officer and director of both the Company and Hawk, concurrent with the execution of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Management Services. During the term of this Agreement, Hawk shall from time to time perform certain management and administrative services for the Company, as well as other consulting services which may in the future be mutually agreed upon by the Company and Hawk.

Compensation. As consideration for such services and as consideration for Hawk’s agreements set forth in this Agreement, the Company shall pay Hawk US$50,000 in a single installment.

3. Term; Termination Provisions.

3.1 Term.  Unless terminated earlier by the Company pursuant to Section 3.2 hereof, the term of this Agreement shall be until December 31, 2006.

3.2 Termination by the Company. On the 4th month anniversary hereof, either the Company or Hawk may elect to terminate this Agreement upon written notice to the other.

4. Confidentiality Obligations. As a condition to Hawk’s continuing relationship with the Company under this agreement, Hawk understands and agrees as follows:

4.1 Hawk hereby acknowledges that it may have received, or may receive in the future, certain confidential forward-looking statements, either written or oral, or other confidential or non-public information from the Company concerning the prospects of the Company (collectively, the “Confidential Information”). The term “Confidential Information” shall also include all reports, analyses, notes or other information that are based on, contain or reflect any Evaluation Material (“Notes”).

4.2 Hawk shall use the Confidential Information solely for the purpose of performing the services required to be performed by Hawk hereunder. Hawk, and any representatives and agents of Hawk, shall keep all Confidential Information confidential by Hawk, and shall not disclose any Confidential Information without the prior written consent of the Company; provided, however, that any of such information may be disclosed to Hawk’s representatives or agents who need to know such information for the purpose of performing such services required to be performed hereunder (it being understood that Hawk shall inform such representatives and agents of the confidential nature of the Confidential Information and shall direct such representatives and agents to treat such information confidentially). Hawk shall be responsible for any breach of this Agreement by its representatives or agents.

4.3 Following the completion of its engagement by the Company, Hawk and any representatives or agents of Hawk shall promptly return any Confidential Information in their respective possessions to the Company, without retaining any copy thereof, and destroy all analyses, compilations, studies or other documents prepared by or for internal use which reflect, contain or embody Confidential Information.

4.4 Hawk hereby acknowledges that it is aware, that the securities laws of the United States prohibit any person who has material, non-public information concerning the Company or a possible transaction involving the Company from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.

4.5 Hawk acknowledges and agrees that a violation of the terms of this Agreement would cause irreparable harm to the Company, and that the Company's remedy at law for any such violation would be inadequate. In recognition of the foregoing, Hawk agrees that, in addition to any other relief afforded by law, including damages sustained by a breach of this Agreement and without any necessity of proof of actual damage, the Company shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of Hawk and the Company that both damages and injunctions shall be proper modes of relief and are not to be considered as alternative remedies.

4.6 For the purposes of this Agreement, the definition of “Confidential Information” shall not include information which (a) had been made previously available to the public by the Company; (b) is or becomes generally available to the public, unless the information being made available to the public results in a breach of this Agreement; (c) prior to disclosure to Hawk or Hawk’s representatives or agents, was already rightfully in any such person's possession or (d) is obtained by Hawk or Hawk’s representatives or agents from a third party who is lawfully in possession of such information, and not in violation of any contractual, legal or fiduciary obligation to the Company, with respect to such information and who does not require Hawk to refrain from disclosing such information to others.

5. Status of Hawk as Independent Contractor.

5.1 Using its best efforts, Hawk shall devote such time to the performance of the services described in this Agreement as may be necessary to satisfactorily complete such services.

5.2 Hawk shall be an independent contractor in the performance of this Agreement, and shall not be deemed an employee of the Company for any purpose whatsoever. Neither Hawk nor any employees of Hawk shall participate in any benefit programs for the Company employees, including without limitation health benefits, life insurance, pension or profit sharing plans and paid vacation and sick leave.

6. Remedies and Enforcement. The obligations of Hawk contained Section 4 shall not be excused by any conduct of the Company. Hawk acknowledges that any breach or threatened breach of the provisions of any of Section 4 would result in irreparable harm, which may not be adequately compensated for by monetary damages. Accordingly, in addition to any other rights the Company may have at law or in equity, the Company may obtain an injunction against the breach or continued breach of such provision. If the Company brings any action to enforce this Agreement, the Court shall, in addition, to any legal or equitable relief award by the court, award the Company its reasonable attorneys fees and expenses.

7. Miscellaneous.

7.1 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements. This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the parties.

7.2 Severability. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted. If any provision is unenforceable because it is overbroad, the parties agree that such provision shall be limited to the extent necessary to make it enforceable, it being the intent of the parties that provisions of this Agreement be enforced to the maximum extent possible.

7.3 Construction. This Agreement shall be deemed to have been entered into in, and shall be construed and enforced in accordance with the laws of the State of Minnesota.

7.4 Waivers. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms or conditions of this Agreement or to exercise any right, shall not be construed as a waiver of the future performance of any such term or condition or the future exercise of such right.

7.5 Assignment. Hawk may not assign or subcontract his rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign its rights to any affiliated entity.

7.6 Notices. Any notice to be given shall be sufficiently given when received, and, if mailed, shall be deemed received three (3) business days after the date of mailing if sent by certified mail, postage prepaid, to the address of the party set forth below (or to such other address as the party shall designate by written notice).

If to the Company, to:	Wits Basin Precious Minerals Inc.
900 IDS Center, 80 South 8th Street
Minneapolis MN 55402-8773
Attention: President

If to Hawk:	Hawk Precious Minerals Inc.
2500 - 120 Adelaide St. W.
Toronto, ON M5H 1T1

IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

WITS BASIN PRECIOUS MINERALS INC.

By: /s/ Stephen D. King

Its: President

HAWK PRECIOUS MINERALS INC.

By: Walter E. Brooks

Its: Vice President